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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

HA-LO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

001-13525
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	36-3573412 (I.R.S. Employer Identification No.)

707 Skokie Boulevard, Suite 600, Northbrook, IL 60062
(Address of principal executive offices, with zip code)

(847) 600-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        HA-LO is filing the reports required to be filed with the United States Trustee under Federal Rule of Bankruptcy Procedure 2015 of Chapter 11 of Title 11 of the United States Code, under the cover of Form 8-K in lieu of filings on Form 10-Q and Form 10-K.

        On September 30, 2002, HA-LO filed its August 2002 monthly Rule 2015 United States Trustee report with the Bankruptcy Court. Copies of the required documents in this August 2002 report are attached hereto as an exhibit and incorporated herein by reference.

        As disclosed in a prior Form 8-K, on May 28, 2002, an Amended Consolidated Class Action Complaint was filed in the United States District Court for the Northern District of Illinois, Eastern Division, against various former and current officers and directors of HA-LO, alleging that such individuals violated (i) Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 10b-5 promulgated thereunder and (ii) Section 20(a) of the Exchange Act, and requesting compensatory damages in an amount to be proven at trial and related costs and expenses (the "Class Action Suit"). On July 3, 2002, HA-LO and the Official Committee of Unsecured Creditors filed a Verified Complaint (the "Injunction Complaint") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"), against the plaintiffs in the Class Action Suit, for (i) a preliminary and permanent injunction against further prosecution of the Class Action Suit and (ii) a declaratory judgment that any proceeds from any director and officer insurance policy carried by HA-LO are the sole and exclusive property of HA-LO's bankruptcy estate. The plaintiffs in the Class Action Suit filed an answer in the Bankruptcy Court on September 18, 2002, stating that the preliminary and permanent injunction and the declaratory judgment sought in the Injunction Complaint should be denied. A hearing is scheduled on October 16, 2002 in the Bankruptcy Court to hear the motion for a preliminary injunction that HA-LO and the Official Committee of Unsecured Creditors filed simultaneously with the Injunction Complaint.

        HA-LO remains a debtor, with two of its subsidiaries, Lee Wayne Corporation and Starbelly.com, Inc. (the "Debtors") in three separate, although jointly administered, Chapter 11 cases (the "Cases") in case number 02 B 12059, and continues to work towards emerging from bankruptcy. To date, although discussions have commenced between the Debtors and the Official Committee of Unsecured Creditors regarding the form and content of a plan or plans of reorganization, no plan or plans of reorganization have been filed or confirmed by the Bankruptcy Court. The parties have not yet agreed upon any terms and conditions of any consensual plan. Even with the actions taken above and the discussions to date, the holders of equity interests in HA-LO remain unlikely to receive or retain anything of value on account of their interests in HA-LO in the bankruptcy.

        Persons interested in more information concerning the Cases, or the Debtors' financial performance, are encouraged to review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

Item 7. Financial Statements and Exhibits.

  (c)    Exhibits.

    99.1    August 2002 Monthly Rule 2015 Report Documents.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA-LO INDUSTRIES, INC.
Date: September 30, 2002	By:	/s/ MARC S. SIMON Marc S. Simon Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
99.1	August 2002 Monthly Rule 2015 Report Documents.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX